Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

Dated as of February 7, 2008

among

TERRESTAR NETWORKS INC.

The Guarantors Party Hereto

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of February 7, 2008, among TERRESTAR NETWORKS INC., a Delaware corporation (the “Issuer”), the existing Guarantors party hereto (the “Existing Guarantors”), TERRESTAR NATIONAL SERVICES, INC., a Delaware corporation (“Terrestar National”), TERRESTAR LICENSE INC., a Delaware corporation (“Terrestar License”, together with Terrestar National, collectively, the “Additional Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Existing Guarantors and the Trustee entered into the Indenture, dated as of February 14, 2007 (the “Indenture”), relating to the Issuer’s 15% Senior Secured PIK Notes due 2014 (the “Notes”); and

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause any newly acquired or created Domestic Subsidiaries to provide Guarantees, except in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized teams used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. The Additional Guarantors, by their execution of this Supplemental Indenture, each agree to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TERRESTAR NETWORKS INC.

By:	/s/ Robert H. Brumley
Name:	Robert H. Brumley
Title:	President and Chief Executive Officer

TERRESTAR NETWORKS HOLDINGS (CANADA) INC., as Guarantor

By:	/s/ Stephen Nichols
Name:	Stephen Nichols
Title:	Executive Vice President

TERRESTAR NETWORKS (CANADA) INC., as Guarantor

By:	/s/ Stephen Nichols
Name:	Stephen Nichols
Title:	Executive Vice President

TERRESTAR NATIONAL SERVICES, INC., as Guarantor

By:	/s/ Robert H. Brumley
Name:	Robert H. Brumley
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO TERRESTAR FIRST SUPPLEMENTAL INDENTURE

TERRESTAR LICENSE INC., as Guarantor

By:	/s/ Robert H. Brumley
Name:	Robert H. Brumley
Title:	President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

SIGNATURE PAGE TO TERRESTAR FIRST SUPPLEMENTAL INDENTURE